Exhibit 99.B(p)(33)

Code of Ethics

POLICY

Applicable Entities / Rules

Applicable Entities:	Enterprise wide policy, including American Century Investment Management, Inc., Registered Investment Companies, Schedule A, American Century Investment Services, Inc., American Century Services, LLC
Statutory/Regulatory:	Investment Company Act § 17(j), Rule 17j-1; Investment Advisers Act § 204A, 206, Rule 204A-1 and 204-2(12)
Effective Date(s):	October 29, 1999, Last Revised April 2, 2020
Policy or Summary:	Policy
Related Summary:	Code of Ethics Policies and Procedures
Related Documents:	Business Code of Conduct; Insider Trading Policy

Table of Contents

Snapshot of the Policy		2

Requirements for All Employees		3

Requirements for Access Persons, Investment and Portfolio Persons		3

Trading Prohibitions		3

I.	Purpose of Code	3

II.	Why Do We Have a Code of Ethics?	4

III.	Does the Code of Ethics Apply to You?	5

IV.	Restrictions on Personal Investing Activities	6

V.	Reporting Requirements	11

VI.	Can there be any exceptions to the restrictions?	15

VII.	Confidential Information	16

VIII.	Conflicts of Interest	16

IX.	What happens if you violate the rules in the Code of Ethics?	17

X.	ACI’s Quarterly Report to Fund Directors/Trustees	18

APPENDIX 1: DEFINITIONS		19

APPENDIX 2: WHAT IS “BENEFICIAL OWNERSHIP”?		22

APPENDIX 3: CODE-EXEMPT SECURITIES		25

APPENDIX 4: HOW THE PRECLEARANCE PROCESS WORKS		27

SCHEDULE A: BOARD APPROVAL DATES		30

SCHEDULE B: SUBADVISED FUNDS		31

SCHEDULE C: APPROVED ELECTRONIC BROKERS		33

Policy updated:   April 2, 2020

COMPANY CONFIDENTIAL - ©2020 American Century Proprietary Holdings, Inc.

Snapshot of the Policy

The Code of Ethics is a comprehensive policy which provides the standards for personal investing by American Century Investments (ACI) employees.  Each employee has a Code of Ethics classification based on their job responsibilities and the ability to access nonpublic information about ACI client portfolios’ security holdings and trading activities.  The restrictions on personal investing contained in the Code vary by classification.  The Code of Ethics also applies to accounts and securities that ACI employees beneficially own (i.e. owned by immediate family sharing your household, your domestic partner, or those you have power of attorney over, etc.).

It is important that you understand the Code and the restrictions on investing in personal securities and reportable mutual funds.  This page contains a summary of the Code requirements.  Please review the full text of the Code to fully understand your responsibilities. Contact Compliance if you have questions about the policy and how it applies to your situation.  The Code of Ethics system (http://coe/) is the primary tool for performing your duties under the Code.  All reporting and preclearance is performed in the Code of Ethics system.

Requirements for All Employees

Non-Access Persons, Access Persons, Investment Persons, and Portfolio Persons must

•                                          Place our client’s interest first

•                                          Comply with federal securities laws

•                                          Report violations to Compliance

•                                          Acknowledge that you have read and understand the Code of Ethics

•                                          Disclose reportable brokerage accounts and reportable mutual fund accounts

•                                          Transfer reportable brokerage accounts to a broker that provides electronic trade confirmations (See Schedule C)

•                                          Comply with short-term trading restrictions for ACI client portfolios

•                                          Obtain written approval to enter into an arrangement or agreement that could create a conflict of interest with ACI activities (i.e. serving on the board of directors of a publicly traded company)

Requirements for Access Persons, Investment and Portfolio Persons

Access Persons, Investment Persons, Portfolio Persons must

•                                          Disclose holdings within 10 days of designation and annually, thereafter

•                                          Disclose personal security transactions on a quarterly basis

•                                          Disclose conflicts of interest annually

•                                          Obtain approval (preclearance) to trade in reportable securities

Trading Prohibitions

•                                          Investment Persons and Portfolio Persons cannot participate in an Initial Public Offering.

•                                          Investment Persons and Portfolio Persons cannot profit on short-term reportable security trades within 60 calendar days.

•                                          Portfolio Persons cannot trade within seven days before and after transactions of a fund you manage.

•                                          Portfolio Persons cannot sell a security which is held by your assigned fund or buy a security held as a short position in your assigned funds.

•                                          Portfolio Persons that manage a Semi-Transparent Active Exchange Traded Fund (STA ETF) are required to obtain pre-approval prior to trading in shares of the STA ETF. They are also restricted from selling shares of the STA ETF managed by them within 30 days after purchase.

I.                                        Purpose of Code

The Code of Ethics guides the personal investment activities of American Century Investments (ACI) employees (including full and part-time employees, contract and temporary employees, officers and directors), and members of their immediate family.(1)  The Code of Ethics aids in the elimination and detection of personal securities transactions by employees that might be viewed as fraudulent or might conflict with the interests of our client portfolios.  Such transactions may include:

•                                          the misuse of client trading information for personal benefit (including so-called “front-running”),

•                                          the misappropriation of investment opportunities that may be appropriate for client portfolios,

•                                          and excessive personal trading that may affect our ability to provide services to our clients.

Violations of this Code must be promptly reported to the Chief Compliance Officer.

II.                                   Why Do We Have a Code of Ethics?

A.                                    Investors have placed their trust in ACI

As an investment advisor, ACI is entrusted with the assets of our clients for investment purposes. Our employees’ personal trading activities and the administration of the Code are governed by these general fiduciary principles:

•                                          The interests of our clients must be placed before our own.

•                                          Any personal securities transactions must be conducted consistent with this Code and in a manner as to avoid even the appearance of a conflict of interest.

Complying with these principles is how we earn and keep our clients’ trust.  To protect this trust, we will hold ourselves to the highest ethical standards.

B.                                    ACI wants to give you flexible investing options

Management believes that ACI’s own mutual funds and other pooled investment vehicles provide a broad range of investment alternatives in virtually every segment of the securities market.  We encourage ACI employees to use these vehicles for their personal

(1)  The directors or trustees of Fund Clients who are not “interested persons” (the “Independent Directors”) are covered under a separate Code applicable only to them.

investments.  We do not encourage active trading by our employees.  We recognize, however, that individual needs differ and that there are other attractive investment opportunities.  As a result, this Code is intended to give you and your family flexibility to invest, without jeopardizing relationships with our clients.

Our employees are able to undertake personal transactions in stocks and other individual securities subject to the terms of this Code.  All employees are required to report their personal security transactions in their own and in beneficially owned securities under this Code.  Additionally, Portfolio, Investment and Access Persons are required to receive preclearance of transactions and further limitations are placed on the transactions of Portfolio and Investment Persons.

C.                                    Federal law requires that we have a Code of Ethics

The Investment Company Act of 1940 and the Investment Advisers Act of 1940 require that we have safeguards in place to prevent personal investment activities that might take inappropriate advantage of our fiduciary position.  These safeguards are embodied in this Code of Ethics.(2)

III.                              Does the Code of Ethics Apply to You?

Yes!  All ACI employees and contract personnel must observe the principles contained in this Code of Ethics.  This Code applies to your personal investments, as well as those for which you are a beneficial owner.  However, there are different requirements for different categories of employees.  The category in which you have been placed generally depends on your job function, although circumstances may prompt us to place you in a different category.  The range of categories is as follows:

Fewest Restrictions			Most Restrictions
Non-Access Person	Access Person	Investment Person	Portfolio Person

The standard profile for each of the categories is described below:

A.                                    Portfolio Persons

Portfolio Persons include portfolio managers and equity investment analysts and any other Investment Persons (as defined below) with authority to enter purchase/sale orders on behalf of client portfolios.

B.                                    Investment Persons

Investment Persons include:

(2)  Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940 serve as a basis for much of what is contained in this Code of Ethics.

•                                          Any supervised persons that have access to nonpublic information regarding any client portfolio’s securities trading, securities recommendations, or portfolio holdings or are involved in making securities recommendations that are nonpublic; and

•                                          Any officers and directors of an investment advisor.

C.                                    Access Persons

Access Persons are persons who, in connection with their regular function and duties, consistently obtain information regarding current purchase and sale recommendations and daily transaction and holdings information concerning client portfolios.  Examples of persons that may be considered Access Persons include:

•                                          Persons who are directly involved in the execution, clearance, and settlement of purchases and sales of securities (e.g. certain investment operations personnel);

•                                          Persons whose function requires them to evaluate trading activity on a real-time basis (e.g. attorneys, accountants, portfolio compliance personnel);

•                                          Persons who assist in the design, implementation, and maintenance of investment management technology systems (e.g. certain I/T personnel, including contractors);

•                                          Support staff and supervisors of the above if they are required to obtain such information as a part of their regular function and duties; and

•                                          An officer or “interested” director of our Fund Clients.

Single, infrequent, or inadvertent instances of access to current recommendations or real-time trading information or the opportunity to obtain such information through casual observance or bundled data security access may not be sufficient to qualify you as an Access Person.

D.                                    Non-Access Persons

If you are an ACI officer, director, or employee and you do not fit into any of the above categories, you are a Non-Access Person.  Contractors and temporary employees may be considered Non-Access Persons depending on their role.  While your trading is not subject to preclearance and other restrictions applicable to Portfolio, Investment, and Access Persons, you are still subject to the remaining provisions of the Code.

IV.                               Restrictions on Personal Investing Activities

A.                                    Principles of Personal Investing

All ACI employees, officers, and directors, and members of their immediate family, must comply with the federal securities laws and other governmental rules and regulations, and maintain ACI’s high ethical standards when making personal securities transactions.  You must not misuse nonpublic information about client security holdings or contemplated, pending, or completed portfolio transactions for your personal benefit or the benefit of others.  Likewise, you may not cause a client portfolio to take action, or fail to take action, for your personal benefit.

In addition, investment opportunities appropriate for client portfolios should not be retained for the personal benefit of yourself or others.  Investment opportunities arising as a result of ACI investment management activities must first be considered for inclusion in our client portfolios.

B.                                    Trading on Inside Information

Federal law prohibits you from trading based on material nonpublic information received from any source or communicating this information to others.  This could include confidential information received by employees regarding securities that are, or maybe considered as potential portfolio investments.  You are expected to abide by the highest ethical and legal standards in conducting your personal investment activities.  For more information regarding what to do when you believe you are in possession of material nonpublic information, please consult ACI’s Insider Trading Policy.

C.                                    Trading in ACI Mutual Funds

Excessive, short-term trading of ACI client portfolios and other abusive trading practices (such as time zone arbitrage) may disrupt portfolio management strategies and harm fund performance.  These practices can cause funds to maintain higher-than-normal cash balances and incur increased trading costs.  Short-term and other abusive trading strategies can also cause unjust dilution of shareholder value if such trading is based on information not accurately reflected in the price of the fund.

You may not engage in short-term trading or other abusive trading strategies with respect to any ACI client portfolio.  For purposes of this Code, ACI client portfolios include any mutual fund, variable annuity, institutional, or other account advised or subadvised by ACI.(3)

Seven-Day Holding Period.  You will be deemed to have engaged in short-term trading if you have purchased shares or otherwise invested in a variable-priced (non-money market) ACI client portfolio and redeem shares or otherwise withdraw assets from that portfolio within seven days.  In other words, if you make an investment in an ACI client portfolio, you may not redeem shares from that fund before the completion of the seventh day following the purchase date.

(3)  See Schedule A for a list of Fund Clients.  See Schedule B for a list of subadvised funds.

Limited Trading Within 30 Days.  We realize that abusive trading is not limited to a seven-day window.  As a result, we may deem the sale of all or a substantial portion of an employee’s purchase in an ACI client portfolio to be abusive if the sale is made within 30 days, and it happens more than once every rolling twelve months.

These trading restrictions are applicable to any account for which you have the authority to direct trades or of which you are a beneficial owner, including brokerage accounts,

direct shareholder accounts, retirement plans, subadvised accounts, or accounts held through an intermediary.

Transactions NOT Subject to Limitations.  Automatic investments such as AMIs, dividend reinvestments, employer plan contributions, and payroll deductions are not considered transactions for purposes of the holding requirements.  Redemptions in variable-priced funds that allow check writing privileges will not be considered redemptions for purposes of the holding requirements.

Information to be Provided.  You may be required to provide certain information regarding mutual fund accounts beneficially owned by you and transactions in reportable mutual funds.  See the Reporting Requirements for your applicable Code of Ethics classification.

D.                                    Preclearance of Personal Securities Transactions
[Portfolio, Investment, and Access Persons]

Preclearance of personal securities transactions allows ACI to prevent certain trades that may conflict with client trading activities.  The nature of securities markets makes it impossible to predict all conflicts.  As a consequence, even trades that are precleared can result in potential conflicts between your trades and those affected for client portfolios.  You are responsible for avoiding such conflicts with any client portfolios for which you make investment recommendations.  You have an obligation to ACI and its clients to avoid even a perception of a conflict of interest with respect to personal trading activities.

All Portfolio, Investment, and Access Persons must comply with the following preclearance procedures prior to entering into (i) the purchase or sale of a security for your own account or (ii) the purchase or sale of a security for an account for which you are a beneficial owner.(4)

1.                                      Is the security a “Code-Exempt Security”?

Check Appendix 3 to see if the security is listed as a code-exempt security.  If it is, then you may execute the transaction.  Otherwise, proceed to the next step.

(4)  See Appendix 2 for an explanation of beneficial ownership.

2.                                      Preclear the transaction with Compliance by(5) accessing the Code of Ethics system and entering your request at the Preclearance Request Entry screen.  If you are outside of ACI’s office, you may e-mail your request to CE-Code_of_Ethics@americancentury.com.  You will be required to provide the following:

•                                          Broker and account number used for the transaction;

•                                          Issuer name;

•                                          Security identifier (Ticker symbol, CUSIP number, etc.);

•                                          Currency;

•                                          Type of security (stock, bond, note, etc.);

•                                          Number of shares; and

•                                          Nature of transaction (purchase or sale).

3.                                      The request will be reviewed through our preclearance process.  You will receive an e-mail informing you of your approval or denial within 48 hours of entering your request.

4.                                      If you receive preclearance for the transaction,(6) you may execute the approved transaction the day your preclearance is granted and the following two (2) business days (the “Preclearance Period”). For example, if preclearance is granted at 3:00 p.m. on Wednesday, you have until the close of the market on Friday to execute the trade.  If you do not execute the approved transaction within the Preclearance Period, you must repeat the preclearance procedure prior to executing the transaction.

ACI reserves the right to restrict the purchase or sale by Portfolio, Investment, and Access Persons of any security at any time.  Such restrictions are imposed through the use of a Restricted List that will cause the Code of Ethics system to deny the approval of preclearance to transact in the security.  Securities may be restricted for a variety of reasons including without limitation, the possession of material nonpublic information by ACI or its employees.

(5)  If you are the Chief Investment Officer of an investment advisor, your preclearance request must be approved by the Chief Compliance Officer or his or her designee.

(6)  See Appendix 4 for a description of the preclearance process.

E.                                    Additional Trading Restrictions
[Portfolio and Investment Persons]

The following additional trading restrictions apply if you are a Portfolio or Investment Person:

1.                                      Initial Public Offerings  You may not acquire securities issued in an initial public offering.

2.                                      Private Placements  Before you acquire any securities in a private placement, you must obtain approval. from the Chief Investment Officer.  Request preclearance by entering your request in the Private Placement Preclearance Request Entry screen in the Code of Ethics system or by emailing your request to CE-Code of Ethics (or CE-Code_of_Ethics@americancentury.com if emailing from outside of ACI’s email systems).  While your preclearance request is pending or if you own or beneficially own the privately-placed security, you may not participate in any consideration of an investment in securities of the private placement  issuer for any client portfolios.

3.                                      60-Day Rule (Short-Term Trading Profits)  You may not profit from any purchase and sale, or sale and purchase, of the same (or equivalent) securities other than code-exempt securities within sixty (60) calendar days.

F.                                     Seven-Day Blackout Period
[Portfolio Persons]

If you are a Portfolio Person, you may not purchase or sell a security other than a code exempt security during the seven calendar days before and after the day it has been traded in a client portfolio that you manage (i.e., if a client portfolio transacts in a security on Monday, the Portfolio Persons managing the client portfolio must not personally trade in the security from the Monday before until the Monday after the client portfolio transaction.

G.                                   Securities held in your funds

[Portfolio Persons]

Personally investing in the same securities held by the client portfolios you manage may result in a conflict of interest.  To mitigate this risk, you may not sell a security in which your client portfolio has a long position or purchase a security in which your client portfolio has a short position.

H.                                   Trading in Semi-Transparent Active ETFs (STA ETF) that you manage

[Portfolio Persons]

Trading shares of an ACI STA ETF while in possession of information regarding STA ETF security transactions not fully disseminated in the market is prohibited.  As a result, you are required to obtain preclearance to transact in the STA ETFs for which you have portfolio manager or trade order authority assigned through the order-trade system.  You will only be allowed to execute the trade on the day following your approved preclearance.  In addition, you are limited from selling shares of the STA ETF for 30 calendar days after your last purchase.

To preclear a transaction in an ACI STA ETF for which you have portfolio manager or trade order authority, please email the broker and account number, the ticker, the number of shares and the transaction (buy/sell) to CE-Code_of_Ethics@americancentury.com.

V.                                    Reporting Requirements

You are required to file complete, accurate, and timely reports of all required information under this Code.  All reported information is subject to review for indications of abusive trading, misappropriation of information, or failure to adhere to the requirements of this Code.

A.                                    Reporting Requirements Applicable to All Employees

1.                                      Code Acknowledgement

Upon employment, any amendment of the Code, and not less than annually thereafter, you will be required to acknowledge that you have received, read, and will comply with this Code.  Compliance will notify you when you must provide this information.

2.                                      Brokerage Accounts and Duplicate Confirmations

You are required to report ALL reportable brokerage accounts that you own or beneficially own in the Code of Ethics system using the Account Maintenance page or the Account Reporting page (initial and year-end reporting) as soon as the account has been established.

To aid with required recordkeeping requirements and streamline operations, employees must hold all reportable brokerage accounts at a firm that provides electronic trade confirmations to ACI.  “Reportable brokerage accounts” include both brokerage accounts maintained by you and brokerage accounts maintained by a person whose trades you must report because you are a beneficial owner.  See Schedule C for a list of firms that provide electronic trade confirmations to ACI.  New reportable brokerage accounts must be opened with a firm that provides electronic trade confirmations to ACI.

New employees are required to move existing reportable brokerage accounts that they own or beneficially own to an electronic broker within 90 days of the start of their employment. Limited exemptions may be granted to hold a reportable brokerage account at firms that do not provide electronic trade confirmations.  You MUST contact Compliance at CE—Code_of_Ethics@americancentury.com to obtain an account exemption.

Exemptions may be requested for Managed Accounts and Blind Trusts.  Please refer to page 12 of this Code, section F. Managed Account/Blind Trust Exemption.

3.                                      Reporting of Mutual Fund Accounts

a)                                     Employee-owned ACI Direct Accounts/ ACI Retirement Plans

You are not required to report ACI Direct and ACI Retirement Plan accounts held under your own Social Security number. Trading in these accounts will be monitored based on information contained on our transfer agency and retirement plan systems.

b)                                     Beneficially Owned Direct Accounts

You must report the following information for ACI Direct accounts in which you have a beneficial ownership interest held under a taxpayer identification or Social Security number other than your own (so-called “beneficially owned direct accounts”):

•                                          Account number; and

•                                          Name(s) of record owner(s) of the account.

Trading in these accounts will be monitored based on information contained on our transfer agency system.

c)                                      Certain third-party accounts invested in funds managed by ACI.

You are required to report other accounts invested in funds managed by ACI such as those invested in  (i) any subadvised fund (see Schedule B of this Code for a list of subadvised funds); and (ii) non-ACI retirement plan, unit investment trust, variable annuity, or similar accounts in which you own or beneficially own reportable mutual funds.  The following information must be reported for these accounts:

•                                          Name of the financial institution where held;

•                                          Account number; and

•                                          Name(s) of the record owner(s) of the account.

In addition, you must provide either account statements or confirmations of all trading activity in reportable third-party accounts to Compliance within 30 calendar days of the end of each calendar quarter.

B.                                    Additional Reporting Requirements [Portfolio, Investment, and Access Persons]

1.                                      Holdings Report

Within ten calendar days of becoming a Portfolio, Investment, or Access Person, and annually, thereafter, you must submit a Holdings Report.  You will be notified by e-mail of the dates and requirements for filing the report(s). The information submitted must be current as of a date no more than 45 calendar days before the report is filed and include the following:

•                                          A list of all securities, other than certain code-exempt securities (7), that you own or in which you have a beneficial ownership interest.  This listing must include the financial institution, account number, security identifier and description, number of shares, currency, and principal amount of each covered security.

•                                          A summary of your relationships that may conflict with the interests of ACI, such as outside employment, relationships with competitors, suppliers, vendors, independent contractors or consultants of ACI, or relationships with directors or trustees in outside organizations other than community charitable activities, education activities, or dissimilar family business.

•                                          Portfolio and Investment Persons must also provide a list of all reportable mutual fund holdings owned or in which they have a beneficial ownership interest.  This list must include investments held directly through ACI, investments in any subadvised fund, holdings in a reportable brokerage account, and holdings in non-ACI retirement plans, unit investment trusts, variable annuity, or similar accounts.

2.                                      Quarterly Transactions Report

Within 30 calendar days of the end of each calendar quarter, all Portfolio, Investment, and Access Persons must submit a Quarterly Transactions Report.  Compliance will notify you of the dates and requirements for filing the report.  A report of the transactions for which we have received your trade confirmations during the quarter will be provided for your review.  It is your responsibility to review the completeness and accuracy of this report, provide any necessary changes, and certify its contents when submitted.

(7)  See Appendix 3 for a listing of code-exempt securities that must be reported.

a)                                     The Quarterly Transactions Report must contain the following information about each personal securities transaction undertaken during the quarter other than those in certain code exempt securities:

•                                          The financial institution’s name and account number in which the transaction was executed;

•                                          The date of the transaction, the security identifier and description and number of shares or the principal amount of each security involved;

•                                          The nature of the transaction, that is, purchase, sale, or any other type of acquisition or disposition; and

•                                          The transaction price, currency and amount.

In addition, information regarding your reportable brokerage and other accounts should be verified at this time.

b)                                     Portfolio and Investment Persons are also required to report transactions in reportable mutual funds.  The Quarterly Transactions Report for such persons must contain the following information about each transaction during the quarter:

•                                          The date of the transaction, the fund identifier and description and number of shares or units of each trade involved;

•                                          The nature of the transaction, that is, purchase, sale, or any other type of acquisition or disposition;

•                                          The transaction price, and amount; and

•                                          The financial institution’s name and account number in which the trade was executed.

Transactions of reportable mutual funds that do not need to be reported by Portfolio and Investment Persons on the Quarterly Transaction Report include:

•                                          Reinvested dividends;

•                                          Transactions in ACI retirement plan accounts;

•                                          Transactions in mutual fund accounts held directly through ACI under your Social Security number;

•                                          Transactions in beneficially-owned Direct accounts if the account has been previously reported under this Code; and

•                                          Transactions in reportable third-party accounts for which the account statements or confirmations are provided to Compliance within 30 days of the end of the calendar quarter in which the transactions took place.

VI.                               Can there be any exceptions to the restrictions?

Yes.  The Chief Compliance Officer or his or her designee may grant limited exemptions to specific provisions of the Code on a case-by-case basis.

A.                                    How to Request an Exemption

Request an exemption by e-mailing a written request to -CE-Code of Ethics (or CE-Code_of_Ethics@americancentury.com if emailing from outside ACI’s email system) detailing your situation.

B.                                    Factors Considered

In considering your request, the Chief Compliance Officer or his or her designee may grant your exemption request if he or she is satisfied that:

•                                          Your request addresses an undue personal hardship imposed on you by the Code of Ethics;

•                                          Your situation is not in conflict with the Code; and

•                                          Your exemption, if granted, would be consistent with the achievement of the objectives of the Code of Ethics.

C.                                    Exemption Reporting

All exemptions must be reported to the Boards of Directors/Trustees of our Fund Clients at the next regular meeting following the initial grant of the exemption.  Subsequent grants of an exemption of a type previously reported to the Boards may be affected without reporting.  The Boards of Directors/Trustees may choose to delegate the task of receiving and reviewing reports to a committee comprised of Independent Directors/Trustees.

D.                                    Thirty-Day Denial Exemption on Sales

An exemption may be requested when a request to sell a security has been denied once a week over a 30-day timeframe.  The covered person must be able to verify that they have periodically entered a preclearance request to sell a security in the Code of Ethics system at least four times over a 30-day period.  A written request must be e-mailed to

“CE-Code of Ethics” to request the exemption.  The Chief Compliance Officer or his or her designee will review the request and determine if the exemption is warranted.  If approval is granted, compliance will designate a short trading window during which the sale can take place.

E.                                    Non-volitional Transaction Exemption

Certain non-volitional purchase and sale transactions are exempt from the preclearance requirements of the Code.  These transactions include stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro rata distributions to all holders of a class of securities, receipt of securities as gifts, the giving of securities, inheritances, margin/ maintenance calls (where the securities to be sold are not directed by the covered person), dividend reinvestment plans, and employer sponsored payroll deduction plans.  These purchase and sale transactions, however, shall be reported in the Quarterly Transaction Report and Annual Holdings Report.

F.                                     Blind Trust/Managed Account Exemption

An exemption from the preclearance and reporting requirements of the Code may be requested for securities that are held in a blind or quasi-blind trust arrangement or a managed (discretionary) account.  For the exemption to be available, you or a member of your immediate family must not have authority to advise or direct securities transactions of the trust or managed account.  A written request must be emailed to “CE-Code of Ethics” with a copy of the management agreement to request the exemption.  The request will only be granted once the covered person and/or the investment advisor for the trust or managed account certify that the covered person or members of their immediate family will not advise or direct transactions.  ACI may require that statements or trade confirmations be received for the trust or managed account.  The employee and/or advisor may be requested by Compliance to re-certify the trust arrangement.

VII.                          Confidential Information

All information about clients’ securities transactions and portfolio holdings is confidential.  You must not disclose, except as required by the duties of your employment, actual or contemplated securities transactions, portfolio holdings, portfolio characteristics or other nonpublic information about Clients, or the contents of any written or oral communication, study, report or opinion concerning any security.  Employees should consult the Portfolio Holdings and Characteristics Disclosure and the Confidential Information Asset Security policies before disseminating information to individuals that otherwise do not have access to the information.  This does not apply to information which has already been publicly disclosed.

VIII.                     Conflicts of Interest

You must receive prior written approval from ACI’s General Counsel or his or her designee, as appropriate, to do any of the following:

•                                          Negotiate or enter into any agreement on a client’s behalf with any business concern doing or seeking to do business with the client if you, or a person related to you, has a substantial interest in the business concern;

•                                          Enter into an agreement, negotiate or otherwise do business on the client’s behalf with a personal friend or a person related to you; or

•                                          Serve on the board of directors of, or act as consultant to, any publicly traded corporation.  Please note that ACI’s Business Code of Conduct also contains limitations on outside employment and directorships.

IX.                              What happens if you violate the rules in the Code of Ethics?

If you violate the requirements of the Code of Ethics, you may be subject to serious penalties.  Violations of the Code and proposed sanctions are documented by Compliance and submitted to the Code of Ethics Review Committee.  The Committee consists of representatives of the investment advisor and the Compliance and Legal departments of ACI.  The Committee is responsible for determining the materiality of Code violations and appropriate sanctions.

A.                                    Materiality of Violation

In determining the materiality of a violation, the Committee considers:

•                                          Evidence of violation of law;

•                                          Indicia of fraud, neglect, or indifference to Code provisions;

•                                          Frequency of violations;

•                                          Monetary value of the violation in question; and

•                                          Level of influence of the violator.

B.                                    Penalty Factors

In assessing the appropriate penalties, the Committee will consider the foregoing in addition to any other factors they deem applicable, such as:

•                                          Extent of harm to client interests;

•                                          Extent of unjust enrichment;

•                                          Tenure and prior record of the violator;

•                                          The degree to which there is a personal benefit from unique knowledge obtained through employment with ACI;

•                                          The level of accurate, honest and timely cooperation from the covered person; and

•                                          Any mitigating circumstances.

C.                                    The penalties which may be imposed include, but are not limited to:

1.                                      Non-material violation

a)                                     Warning (notice sent to manager) and/or

b)                                     Attendance at a Code of Ethics training session and/or

c)                                      Suspension of trading privileges.

2.                                      Penalties for material or more frequent non-material violations will be based on the circumstances of the violation.  These penalties could include, but are not limited to

a)                                     Suspension of trading privileges and/or

b)                                     Suspension or termination of employment.

In addition, you may be required to surrender to ACI any profit realized from any transaction(s) in violation of this Code of Ethics.

X.                                   ACI’s Quarterly Report to Fund Directors/Trustees

ACI will prepare a quarterly report to the Board of Directors/Trustees of each Fund Client of any material violation of this Code of Ethics.

APPENDIX 1:  DEFINITIONS

1.                                      “Automatic Investment Plan”

“Automatic investment plan” means a program in which regular periodic purchases, exchanges or redemptions are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation including dividend reinvestment plans.

2.                                      “Beneficial Ownership” or “Beneficially Owned”

See “Appendix 2:  What is Beneficial Ownership?”

3.                                      “Code-Exempt Security”

A “code-exempt security” is a security in which you may invest without preclearing the transaction with ACI.  The list of code-exempt securities appears in Appendix 3.

4.                                      “Federal Securities Law”

“Federal securities law” means the Securities Act of 1933, the Securities Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisors, and any rules adopted by the Commission or the Department of Treasury.

5.                                      “Fund Clients”

Fund clients includes each Fund Client listed on Schedule A.

6.                                      “Initial Public Offering”

“Initial public offering” means an offering of securities for which a registration statement has not previously been filed with the SEC and for which there is no active public market.

7.                                      “Investment Advisor”

“Investment advisor” includes each investment advisor listed on Schedule A

8.                                      “Member of Your Immediate Family”

A “member of your immediate family” means any of the following:

•                                          Your spouse or domestic partner;

•                                          Your minor children; or

•                                          A relative who shares your home.

For the purpose of determining whether any of the foregoing relationships exist, a legally adopted child of a person is considered a child of such person.

9.                                      “Private Placement”

“Private placement” means an offering of securities in which the issuer relies on an exemption from the registration provisions of the Federal Securities Laws, and usually involves a limited number of sophisticated investors and a restriction on resale of the securities.

10.                               “Reportable Brokerage Accounts”

A “reportable brokerage account” includes any account in which securities are held for the direct or indirect benefit of any person subject to this Code of Ethics.

11.                               “Reportable Mutual Fund”

A “reportable mutual fund” includes any mutual fund issued by a Fund Client (as listed on Schedule A) and any subadvised funds (as listed on Schedule B).

12.                               “Security”

A “security” includes a large number of investment vehicles.  However, for purposes of this Code of Ethics, “security”(or “securities”) includes any of the following:

•                                          Note;

•                                          Stock, (including stock acquired in private placements and restricted stock in nonpublic companies received through an employee stock ownership program);

•                                          Treasury stock;

•                                          Bond;

•                                          Debenture;

•                                          Derivative security;

•                                          Exchange traded funds (ETFs) or similar securities;

•                                          Unit Investment Trusts (UIT);

•                                          Shares of open-end mutual funds;

•                                          Shares of closed-end mutual funds;

•                                          Evidence of indebtedness;

•                                          Certificate of interest or participation in any profit-sharing agreement;

•                                          Collateral-trust certificate;

•                                          Preorganization certificate or subscription;

•                                          Transferable share;

•                                          Investment contract;

•                                          Voting-trust certificate;

•                                          Certificate of deposit for a security;

•                                          Interests in private investment companies, hedge funds, or other unregistered collective investment vehicles;

•                                          Fractional undivided interest in oil, gas or other mineral rights;

•                                          Any put, call, straddle, option, future, or privilege on any security or other financial instrument (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), including stock options received from an employer or through a retirement plan;

•                                          Any put, call, straddle, option, future, or privilege entered into on a national securities exchange relating to foreign currency;

•                                          In general, any interest or instrument commonly known as a “security;” or

•                                          Any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, future on or warrant or right to subscribe to or purchase, any of the foregoing.

13.                               “Subadvised Fund”

A “subadvised fund” means any mutual fund or portfolio listed on Schedule B.

14.                               “Supervised Person”

A “supervised person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment advisor, or other person who provides investment advice on behalf of an investment advisor and is subject to the supervision and control of the investment advisor.

APPENDIX 2:  WHAT IS “BENEFICIAL OWNERSHIP”?

A “beneficial owner” of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a purchase or sale of the security.

1.                                      Are securities held by immediate family members or domestic partners “beneficially owned” by me?

Yes.  As a general rule, you are regarded as the beneficial owner of securities held in the name of

•                                          A member of your immediate family OR

•                                          Any other person IF you obtain from such securities benefits substantially similar to those of ownership. For example, if you receive or benefit from some of the income from the securities held by your spouse, or domestic partner, you are the beneficial owner; OR

•                                          You hold an option or other contractual rights to obtain title to the securities now or in the future.

2.                                      Must I report accounts for which I am listed as a joint owner or have power of attorney?

Yes.  As a general rule, you are regarded as an owner of any accounts for which you are listed as a joint owner or have power of attorney.

3.                                      Am I deemed to beneficially own securities in accounts owned by a relative for whom I am listed as beneficiary upon death?

Probably not.  Unless you have power of attorney to transact in such accounts or are listed as a joint owner, you likely do not beneficially own the account or securities contained in the account until ownership has been passed to you.

4.             Are securities held by a company I own an interest in also “beneficially owned” by me?

Probably not.  Owning the securities of a company does not mean you “beneficially own” the securities that the company itself owns.  However, you will be deemed to “beneficially own” the securities owned by the company if:

•                                          You directly or beneficially own a controlling interest in or otherwise control the company; OR

•                                          The company is merely a medium through which you, members of your immediate family, or others in a small group invest or trade in securities and the company has no other substantial business.

5.             Are securities held in trust “beneficially owned” by me?

Maybe.  You are deemed to “beneficially own” securities held in trust if you or a member of your immediate family are:

•                                          A trustee; or

•                                          Have a vested interest in the income or corpus of the trust; or

•                                          A settlor or grantor of the trust and have the power to revoke the trust without obtaining the consent of all the beneficiaries.

A blind trust exemption from the preclearance and reporting requirements of the Code may be requested if you or members or your immediate family do not have authority to advise or direct securities transactions of the trust.

6.             Are securities in pension or retirement plans “beneficially owned” by me?

Maybe.  Beneficial ownership does not include indirect interest by any person in portfolio securities held by a pension or retirement plan of a company whose employees generally are the beneficiaries of the plan.

However, your participation in a pension or retirement plan is considered beneficial ownership of the portfolio securities if you can withdraw and trade the securities without withdrawing from the plan or you can direct the trading of the securities within the plan (IRAs, 401(k)s, etc.).

7.             Examples of Beneficial Ownership

a)                                     Securities Held by Family Members or Domestic Partners

Example 1:  Tom and Mary are married.  Although Mary has an independent source of income from a family inheritance and segregates her funds from those of her husband, Mary contributes to the maintenance of the family home.  Tom and Mary have engaged in joint estate planning and have the same financial advisor.  Since Tom and Mary’s resources are clearly significantly directed towards their common property, they shall be deemed to be the beneficial owners of each other’s securities.

Example 2:  Mike’s adult son David lives in Mike’s home.  David is self-supporting and contributes to household expenses.  Mike is a beneficial owner of David’s securities.

Example 3:  Joe’s mother Margaret lives alone and is financially independent.  Joe has power of attorney over his mother’s estate, pays all her bills and manages her investment affairs.  Joe borrows freely from Margaret without being required to pay back funds with interest, if at all.  Joe takes out personal loans from Margaret’s bank in Margaret’s name, the interest from such loans being paid from Margaret’s account.  Joe is a beneficial owner of Margaret’s estate.

Example 4:  Bob and Nancy are in a relationship.  The house they share is still in Nancy’s name only.  They have separate checking accounts with an informal understanding that both individuals contribute to the mortgage payments and other common expenses.  Nancy is the beneficial owner of Bob’s securities.

b)                                     Securities Held by a Company

Example 5:  ABC Company is a holding company with five shareholders owning equal shares in the company.  Although ABC Company has no business of its own, it has several wholly-owned subsidiaries that invest in securities.  Stan is a shareholder of ABC Company.  Stan has a beneficial interest in the securities owned by ABC Company’s subsidiaries.

Example 6:  XYZ Company is a large manufacturing company with many shareholders. Stan is a shareholder of XYZ Company.  As a part of its cash management function, XYZ Company invests in securities.  Neither Stan nor any members of his immediate family are employed by XYZ Company.  Stan does not beneficially own the securities held by XYZ Company.

c)                                      Securities Held in Trust

Example 7:  John is trustee of a trust created for his two minor children.  When both of John’s children reach 21, each shall receive an equal share of the corpus of the trust.  John is a beneficial owner of any securities owned by the trust.

Example 8:  Jane placed securities held by her in a trust for the benefit of her church.  Jane can revoke the trust during her lifetime.  Jane is a beneficial owner of any securities owned by the trust.

Example 9:  Jim is trustee of an irrevocable trust for his 21-year-old daughter (who does not share his home).  The daughter is entitled to the income of the trust until she is 25 years old, and is then entitled to the corpus.  If the daughter dies before reaching 25, Jim is entitled to the corpus.  Jim is a beneficial owner of any securities owned by the trust.

Example 10:  Joan’s father (who does not share her home) placed securities in an irrevocable trust for Joan’s minor children.  Neither Joan nor any member of her immediate family is the trustee of the trust.  Joan is a beneficial owner of the securities owned by the trust.  She may, however, be eligible for the blind trust exemption to the preclearance and reporting of the trust securities.

APPENDIX 3:  CODE-EXEMPT SECURITIES

Because they do not pose a likelihood for abuse, code-exempt securities are exempt from the Code’s preclearance requirements.  However, confirmations of transactions in reportable brokerage accounts are required in all cases and some code-exempt securities must also be disclosed on your Quarterly Transactions, Initial, and Annual Holdings Reports.

1.                                      Code-Exempt Securities Not Subject to Disclosure on your Quarterly Transactions, Initial and Annual Holdings Reports:

•                                          Open-end mutual funds that are not considered a reportable mutual fund;

•                                          Reportable mutual funds (Access Persons only);

•                                          Reportable mutual fund shares purchased through an automatic investment plan (including reinvested dividends);

•                                          Money market mutual funds;

•                                          Bank Certificates of Deposit;

•                                          U.S. government Treasury and Government National Mortgage Association securities;

•                                          Commercial paper;

•                                          Bankers acceptances;

•                                          High quality short-term debt instruments, including repurchase agreements.  A “high quality short-term debt instrument” means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization.

2.                                      Code-Exempt Securities Subject to Disclosure on your Quarterly Transactions, Initial and Annual Holdings Reports:

•                                          Reportable mutual fund shares purchased other than through an automatic investment plan (Portfolio and Investment Persons only)

•                                          Exchange Traded Products*, Closed-End Funds and Unit Investment Trusts

•                                          Securities which are acquired through an employer-sponsored automatic payroll deduction plan (only the acquisition of the security is exempt, NOT the sale)

•                                          Securities other than open-end mutual funds purchased through dividend reinvestment programs (only the re-investment of dividends in the security is exempt, NOT the sale or other purchases)

•                                          Futures contracts on the following:

•                                          Standard & Poor’s 500 or 100 Index, NASDAQ 100 Index, and DOW 30 Industrials futures contracts only.  Futures contracts for other financial instruments are not Code-exempt.

•                                          Commodity futures contracts for agricultural products (corn, soybeans, wheat, etc.) only.  Futures contracts on precious metals or energy resources are not Code-exempt.

*ACI STA ETF transactions require preclearance by the Portfolio Persons who have been granted portfolio manager or trade order access in the order-trade system (See Restrictions on Personal Investing Section H). [Portfolio Persons only]

We may modify this list of securities at any time, please send an e-mail to “LG-Personal Security Trades” to request the most current list.

APPENDIX 4:  HOW THE PRECLEARANCE PROCESS WORKS

After your request is entered into our preclearance system, it is then subjected to the following tests.

Step 1:   Restricted Security List

•                                          Is the security on the Restricted Security list?

If “YES”, the system will send a message to you DENYING the personal trade request.

If “NO”, then your request is subject to Step 2.

Step 2:          De Minimis Transaction Test

•                                          Is the security issuer’s market capitalization greater than $7.5 billion?

•                                          Will your proposed transaction, together with your other preclearance requests in the security for the current calendar quarter, be less than $50,000?

If the answer to either of these questions is “NO”, then your request is subject to Step 3.

Step 3:   Client Trades Test

•                                          Have there been any transactions in the past 24 hours or is there an open order for that security for any Client?

If “YES”, the system will send a message to you DENYING the personal trade request.

If “NO”, then your request is subject to Step 4.

Step 4:   Follow List Test

•                                    Does any account or Fund own the security?

•                                    Does the security appear on the computerized list of stocks ACI is considering to purchase for a Client?

If the answer to BOTH of these questions is “NO”, the system will send a message to you APPROVING your proposed transaction.

If the answer to EITHER of these questions is “YES”, then your request is subject to Step 5.

Step 5:   Present Intentions Test

A message is sent to portfolio teams that own or are following the security described in your preclearance request.  The portfolio teams will be asked if they intend to buy or sell the security within the next three (3) business days.

If ALL of the portfolio management teams respond “NO”, your request will be APPROVED.

If ANY of the portfolio management teams respond “YES”, your request will be DENIED.

If ANY of the portfolio teams do not respond, your request will be DENIED.

The preclearance process can be changed at any time to ensure that the goals of this Code of Ethics are met.

SCHEDULE A:  BOARD APPROVAL DATES

This Code of Ethics was most recently approved by the Board of Directors/Trustees of the following Companies as of the dates indicated:

Investment Advisor	Most Recent Approval Date
American Century Investment Management, Inc.	January 1, 2018

Principal Underwriter	Most Recent Approval Date
American Century Investment Services, Inc.	January 1, 2018

Fund Clients	Most Recent Approval Date
American Century Asset Allocation Portfolios, Inc.	December 1, 2017
American Century California Tax-Free and Municipal Funds	December 14, 2017
American Century Capital Portfolios, Inc.	December 1, 2017
American Century ETF Trust	December 20, 2017
American Century Government Income Trust	December 14, 2017
American Century Growth Funds, Inc.	December 1, 2017
American Century International Bond Funds	December 14, 2017
American Century Investment Trust	December 14, 2017
American Century Municipal Trust	December 14, 2017
American Century Mutual Funds, Inc.	December 1, 2017
American Century Quantitative Equity Funds, Inc.	December 14, 2017
American Century Strategic Asset Allocations, Inc.	December 1, 2017
American Century Target Maturities Trust	December 14, 2017
American Century Variable Portfolios, Inc.	December 1, 2017
American Century Variable Portfolios II, Inc.	December 14, 2017
American Century World Mutual Funds, Inc.	December 1, 2017

SCHEDULE B:  SUBADVISED FUNDS

(Last updated May 13, 2020)

This Code of Ethics applies to the following funds which are subadvised by an investment advisor.  This list of affiliated funds will be updated on a regular basis.

American Beacon Funds — American Beacon International Equity Fund
CIBC Balanced Fund
CIBC Global Equity Growth Pool
CIBC Global Monthly Income Fund
CIBC International Equity Fund
CIBC International Small Companies Fund
CIBC Monthly Income Fund
CIBC U.S. Equity Value Pool
Columbia Funds Variable Series Trust II: CTIVP-American Century Diversified Bond Fund
EQ Advisors Trust: EQ/American Century Mid Cap Value Portfolio
EQ Advisors Trust — Multimanager Mid Cap Value Portfolio
EQ Advisors Trust / American Century Moderate Growth Allocation Fund
GuideStone Funds: Defensive Market Strategies Fund
GuideStone Funds: Value Equity Fund
Imperial International Equity Pool
Imperial Overseas Equity Pool
Learning Quest 529 Education Savings Program
LGT Select Funds — LGT Select Equity Global
Lincoln Variable Insurance Products Trust — LVIP American Century Select Mid Cap Managed Volatility Fund
MassMutual Select Funds: MassMutual Select Mid-Cap Value Fund
MassMutual Select Funds: MassMutual Select Small Company Value Fund
Mercer Funds: Mercer Non-U.S. Core Equity Fund
Mercer Global Investments Canada Limited: Mercer International Equity Fund
MML Series Investment Fund: MML Mid Cap Value Fund
Nationwide Variable Insurance Trust: American Century NVIT Multi Cap Value Fund
Nomura — ACI Advanced Medical Impact Investment Mother Fund
Nomura — ACI Global REIT Mother Fund
Nomura Institutional Fund Select — American Century Global Growth Fund
Nomura U.S. Municipal General Obligation Bond Mother Fund
Nomura U.S. Value Strategy Mother Fund
Nomura Currency Fund — U.S. Growth Equity Fund
Northwestern Mutual Series Fund, Inc.: Inflation Protection Portfolio

Northwestern Mutual Series Fund, Inc.: Large Company Value Portfolio
Northwestern Mutual Series Fund, Inc.: Mid Cap Value Portfolio
Penn Series Funds, Inc.: Mid Core Value Fund
PrivilEdge — American Century Emerging Markets Equity
Renaissance Canadian Balanced Fund
Renaissance Canadian Monthly Income Fund
Renaissance Global Focus Fund
Renaissance International Equity Private Pool
Renaissance Private Pools — Renaissance Global Equity Private Pool
Renaissance U.S. Equity Income Fund
Schwab Capital Trust: Laudus International MarketMasters Fund
Seasons Series Trust: SA Multi-Managed Large Cap Value Portfolio
Voya Partners, Inc.: VY American Century Small-Mid Cap Value Portfolio

SCHEDULE C:  APPROVED ELECTRONIC BROKERS

(Last updated May 13, 2020)

The following brokers have entered into an agreement with ACI to provide trade confirmations electronically.  Employees are prohibited from holding accounts at firms that do not provide electronic trade confirmations unless an account exemption has been given.  Please send a message LG-personal_security_trades@americancentury.com to request an account exemption.

American Century Brokerage

American Century Personal Financial Solutions (held at Pershing)

Ameriprise

Charles Schwab

Edward Jones

ETRADE

Fidelity

Interactive Broker

JP Morgan Private Bank

LPL

Merrill Lynch

Morgan Stanley

Northern Trust

Northwestern Mutual

Raymond James

RBC

TD Ameritrade

UBS

Vanguard

Wells Fargo